Exhibit 4.6.22
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     FOURTH SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE (this “Senior Secured Notes Supplemental Indenture”) dated as of March 20, 2012 among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (“BP I”), the affiliates of the Issuers party hereto (the “Additional Senior Secured Note Guarantors”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and WILMINGTON TRUST (LONDON) LIMITED, as additional collateral agent (the “Additional Collateral Agent”), to the indenture dated as of August 9, 2011, as amended or supplemented (the “Senior Secured Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,500,000,000 of 7.875% Senior Secured Notes due 2019 (the “Senior Secured Notes”).
WITNESSETH:
          WHEREAS pursuant to Section 4.11 of the Senior Secured Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior

Secured Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Senior Secured Notes;
          WHEREAS the Original Collateral Agent is the collateral agent with respect to the collateral of the Additional Senior Secured Note Guarantors;
          WHEREAS the parties hereto desire that the Additional Collateral Agent acts as a separate collateral agent with respect to the Designated Collateral (as defined in Amendment No. 1 and Joinder Agreement to the First Lien Intercreditor Agreement, dated January 21, 2010) under the Senior Secured Notes Indenture;
          WHEREAS pursuant to Section 9.01 of the Senior Secured Notes Indenture, the Trustee, the Original Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are entitled to execute and deliver this Senior Secured Notes Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Secured Notes Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Senior Secured Note Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:
          1. Guarantee. The Additional Senior Secured Note Guarantors hereby jointly and severally with all other Senior Secured Note Guarantors unconditionally guarantee the Issuers’ obligations under the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Secured Notes Indenture and agree to be bound as a Senior Secured Note Guarantor by all the other applicable provisions of the Senior Secured Notes Indenture.
          2. Ratification of Senior Secured Notes Indenture; Senior Secured Notes Supplemental Indenture Part of Senior Secured Notes Indenture. Except as expressly amended hereby, the Senior Secured Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Senior Secured Notes Supplemental Indenture shall form a part of the Senior Secured Notes Indenture for all purposes, and every holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Additional Senior Secured Note Guarantors hereby agree to (i) be bound by and become a party to, as if originally named Senior Secured Note Guarantors therein, the First Lien Intercreditor Agreement and (ii) be bound by and become a party to the 2007 UK

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Intercreditor Agreement, as if originally named Obligors therein, by executing and delivering accession deeds to such 2007 UK Intercreditor Agreement in form and substance reasonably satisfactory to the Security Trustee thereunder (except to the extent any such Additional Senior Secured Note Guarantor is bound by and a party thereunder prior to the date hereof).
          3. Governing Law. THIS SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee, Original Collateral Agent and Additional Collateral Agent Make No Representations. The Trustee, Original Collateral Agent and Additional Collateral Agent make no representations as to the validity or sufficiency of this Senior Secured Notes Supplemental Indenture.
          5. Duplicate Originals. The parties may sign any number of copies of this Senior Secured Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          7. No Adverse Interpretation of Other Agreements. This Senior Secured Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Senior Secured Notes Supplemental Indenture.
          8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Additional Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, this Supplemental Senior Secured Notes Indenture, the Senior Secured Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of an Additional Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          9. Indemnity. (a) The Issuers, BP I and the Additional Senior Secured Note Guarantors executing this Senior Secured Notes Supplemental Indenture, subject to

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Section 10.08 of the Senior Secured Notes Indenture, jointly and severally, shall indemnify the Trustee and each Agent (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Senior Secured Notes Supplemental Indenture or a Senior Secured Note Guarantee provided herein against the Issuers, BP I or an Additional Senior Secured Note Guarantor (including this Section) and defending itself against or investigating any claim (whether (i) asserted by the Issuers, BP I, any Additional Senior Secured Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee under the 2007 Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Senior Secured Notes or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any of the Issuers, BP I or the Additional Senior Secured Note Guarantors executing this Senior Secured Notes Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Senior Secured Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuers, BP I and the Additional Senior Secured Note Guarantors in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on the Senior Secured Notes.
          10. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Secured Note Guarantors in this Senior Secured Notes Supplemental Indenture and the Senior Secured Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Senior Secured Notes Supplemental Indenture shall bind its successors and assigns.
          11. Severability. In case any one or more of the provisions contained in this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity,

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illegality or unenforceability shall not affect any other provisions of this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes.
          12. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
          If to any of the Issuers or any Additional Senior Secured Note Guarantor:
Level 22
20 Bond Street,
Sydney, NSW 2000, Australia
Attn: Helen Golding
Fax: +6192686693
helen.golding@rankgroup.co.nz
If to the Trustee, Original Collateral Agent,
Principal Paying Agent, Transfer Agent or
Registrar:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley. daley@bnymellon.com
If to the Additional Collateral Agent:
Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Paul Barton
          13. Amendments and Modification. This Senior Secured Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Secured Notes Indenture and by written agreement of each of the parties hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this Senior Secured Notes Supplemental Indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER LLC

By:	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS GROUP ISSUER INC.

By:	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

By:	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

By:	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Authorized Signatory
Supplemental Indenture
(Senior Secured Notes — August 2011)

GRAHAM PACKAGING PX COMPANY

By	GRAHAM PACKAGING PX, LLC, its general partner

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PX, LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPACSUB LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPC CAPITAL CORP. I

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPC CAPITAL CORP. II

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture
(Senior Secured Notes — August 2011)

GPC OPCO GP LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GPC SUB GP LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING ACQUISITION CORP.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING COMPANY, L.P.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING GP ACQUISITION LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture
(Senior Secured Notes — August 2011)

GRAHAM PACKAGING LC, L.P.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING LP ACQUISITION LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PET TECHNOLOGIES INC.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PLASTIC PRODUCTS INC.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING PX HOLDING CORPORATION

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture
(Senior Secured Notes — August 2011)

GRAHAM PACKAGING REGIOPLAST STS INC.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING MINSTER LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM PACKAGING HOLDINGS COMPANY

By	BCP/GRAHAM HOLDINGS L.L.C., its general partner

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

GRAHAM RECYCLING COMPANY, L.P.

By	GPC SUB GP LLC, its general partner

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary
Supplemental Indenture
(Senior Secured Notes — August 2011)

GRAHAM PACKAGING WEST JORDAN, LLC

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Assistant Secretary

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L.

By	/s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Authorized Signatory
Supplemental Indenture
(Senior Secured Notes — August 2011)

THE BANK OF NEW YORK MELLON, as
Trustee, Principal Paying Agent, Transfer
Agent, Registrar and Original Collateral Agent

By:	/s/ Catherine F. Donohue

Name: Catherine F. Donohue
Title: Vice President
Supplemental Indenture
(Senior Secured Notes — August 2011)

WILMINGTON TRUST (LONDON)
LIMITED, as Additional Collateral Agent

By:	/s/ Paul Barton

Name: Paul Barton
Title: Relationship Manager
Supplemental Indenture
(Senior Secured Notes — August 2011)